Exhibit 10.1

VIASPACE INC.

2005 STOCK INCENTIVE PLAN

Amendment

May 18, 2006

This AMENDMENT (this “Amendment”) TO THE 2005 STOCK INCENTIVE PLAN OF VIASPACE INC. (the “2005 Plan”) is effective as of the date set forth above, pursuant to authority reserved in Section 13 of the 2005 Plan and the resolutions of the Board of Directors of VIASPACE Inc. (the “Company”) adopted on May 18, 2006.

NOW, THEREFORE, the 2005 Plan is hereby amended as follows:

1.  AMENDMENT TO SECTION 3(a) OF THE 2005 PLAN. Section 3(a) of the 2005 Plan is deleted in its entirety and is replaced with the following:

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 28,000,000 Shares which aggregate number of shares, automatically and without further action, shall increase, effective as of January 1, 2007 and each January 1 thereafter during the term of the Plan, by an additional number of shares of Common Stock equal to 10% percent of the total number of shares of Common Stock issued and outstanding as of the close of business on the immediately preceding December 31, which is the last day of the Company’s fiscal year. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

2.  MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms and provisions of the 2005 Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has adopted this Amendment as of the 18 day of May, 2006.

VIASPACE INC.

By: /S/ CARL KUKKONEN
Name: CARL KUKKONEN
Title: CEO